CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 31, 2002, relating to the financial statements and financial highlights of the Washington Mutual Investors Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Prospectuses and Reports to Shareholders" in such Registration Statement.



PricewaterhouseCoopers LLP

Los Angeles, California
June 14, 2002